EXHIBIT 1

Schedule 13G

Amendment No. 25

Abbott Laboratories

Common shares without par value

CUSIP Number 002824 10 0

Messrs. Freyman, Kearney, and Wascoe are Co-trustees of the Abbott Laboratories Stock Retirement Trust, committee members of a committee established under the Abbott Laboratories Stock Retirement Trust (Puerto Rico), Trustees of the Abbott Laboratories Employee Benefit Trust, and members of the Abbott Stock Committee for the Abbott Laboratories Ashland Union 401(k) Trust.  As such, each of them has shared voting power over the 87,405,438 shares held by those trusts.  This total is comprised of the following components:

Number of Shares	Name of Trust
84,081,627	Abbott Laboratories Stock Retirement Trust

3,198,464	Abbott Laboratories Stock Retirement Trust (Puerto Rico)

52,000	Abbott Laboratories Employee Benefit Trust

73,347	Abbott Laboratories Ashland Union 401(k) Trust

Disclaimer of Beneficial Ownership

under Rule 13d-4

The filing of Schedule 13G Amendment 25 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule.  Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.

/s/ Thomas C. Freyman
Thomas C. Freyman

Date: February 12 , 2004

Disclaimer of Beneficial Ownership

under Rule 13d-4

The filing of Schedule 13G Amendment 25 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule.  Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.

/s/ Terrence C. Kearney
Terrence C. Kearney

Date: February 12, 2004

Disclaimer of Beneficial Ownership

under Rule 13d-4

The filing of Schedule 13G Amendment 25 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule.  Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which she would not otherwise be deemed to be beneficial owner.

/s/ Thomas M. Wascoe
Thomas M. Wascoe

Date: February 12 , 2004